Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sunrise Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)(4)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Rights	Rule 457(o)
	Other	Units(5)	Rule 457(o)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)			$500,000,000	0.00015310	$76,550.00
Fees Previously Paid	N/A
		Total Offering Amounts				$500,000,000	0.00015310	$76,550.00
		Total Fees Previously Paid						-
		Total Fee Offsets						-
		Net Fee Due						$76,550.00

(1)	The amount of securities to be registered hereby is not specified as to each class of securities pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, which together shall have a maximum offering price not to exceed $500,000,000.
(2)	The Proposed Maximum Offering Price Per Unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	The Maximum Aggregate Offering Price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)

Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act. No separate consideration will be received for preferred stock or common stock that are issued upon conversion or exchange of preferred stock registered hereunder or for preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(5)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.